THIS DOCUMENT IS A COPY OF AMENDMENT NO. 1 TO THE CURRENT REPORT ON FORM 8-K FILED ON SEPTEMBER 13, 1995 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                       ----------------------------------

                               FORM 8-K/A  No. 1


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 29, 1995

                               PAXAR Corporation
             (Exact name of registrant as specified in its charter)


New York                                                    0-5610                          13-5670050
----------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction                              (Commission                     I.R.S. Employer
of incorporation or                                       File Number)                   Identification No.)
organization


105 Corporate Park Drive, White Plains, New York                                     10604
----------------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                           (Zip Code)


Registrant's telephone number, including area code:  (914) 697-6800


--------------------------------------------------------------------------------
          Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

         On June 29, 1995, Monarch Acquisition Corp. (the "Buyer"), a corporation in which Paxar Corporation (the "Company") owns a 49.5% interest, completed the acquisition of Monarch Marking Systems, Inc. and related companies ("Monarch") from Pitney Bowes Inc. and certain related companies ("Pitney Bowes"). The other owners of the Buyer are Odyssey Partners, L.P., which has a 49.5% interest in the Buyer, and Thomas Loemker, a Director of the Company, who has a 1% interest in the Buyer. The Buyer paid $127 million to Pitney Bowes in consideration for Monarch. The $127 million used to purchase Monarch was comprised of: (i) $30 million consisting of $15 million paid by each of the Company and Odyssey in consideration for their respective interests in the Buyer; (ii) $303,030 from Mr. Loemker in consideration for his interest; and (iii) the balance of approximately $97 million of the purchase price plus approximately $3 million in acquisition costs from a private placement of the Buyer's debt securities. The holders of the aforementioned debt securities are without recourse to the Company, Odyssey or Mr. Loemker in the event of default by Buyer. Immediately following the acquisition of Monarch from Pitney Bowes, the Buyer was merged into Monarch, which was the surviving entity.

         Monarch is the leading manufacturer and marketer of marking equipment and supplies in the United States. Monarch also sells, directly and through distributors, marking equipment and supplies in 75 other countries around the world. Monarch manufactures, markets and distributes (i) tabletop label dispensers and handheld, mechanical labeling guns which print pressure-sensitive (i.e., adhesive-backed) price and other identification labels and affix them onto merchandise for retailers (collectively, "conventional labelers"), and (ii) electronic bar code printers ("bar code printers"), which are used in a wide range of retail and industrial applications, including inventory management and distribution systems. Monarch also manufactures and markets supplies used in both its conventional labelers and bar code printers and provides extensive service to its installed base of machines. The breadth of Monarch's machine, supplies and service offerings allows it to meet most of its customers' marking needs.

         At Closing, the Company and Odyssey executed a Stockholders' Agreement (the "Stockholders' Agreement"). The Stockholders' Agreement provides that Monarch's Board of Directors shall be comprised of eight members, three of whom are designated by the Company ("Company Directors"), three of whom are designated by Odyssey ("Odyssey Directors"), with the remaining two Directors selected by a majority of the Company Directors and the Odyssey Directors. It is anticipated that Mr. Loemker will serve as Chairman of the Board of Directors and, until a suitable replacement can be obtained, as the initial chief executive officer of Monarch. The Company and Odyssey have agreed that Mr. Loemker will not be considered a director designated by either the Company or Odyssey. Substantially all significant corporate actions of the Buyer will require the approval of a majority of the Buyer's Board of Directors, including the affirmative vote of at least two of the

Directors designated by the Company and at least two of the Directors designated by Odyssey.

          The Stockholders' Agreement provides that during calendar year 1997 the Company and Odyssey shall each have the single right to offer to sell all but not less than all of their respective shares of Monarch to the other. If the parties are unable to agree upon the terms of sale for the shares offered, the offering party may place Monarch up for sale.

         At anytime commencing January 1, 1998, independent of the rights set forth in the previous paragraph, the Company and Odyssey shall have the right, exercisable on one occasion each, to offer to sell all, but not less than all, of their respective shares of Monarch to the other. The Stockholders' Agreement provides that the terms of sale of the shares shall be established by up to three different appraisers, if necessary. If the parties are unable to agree upon the terms of the sale of the shares offered, Monarch must be placed up for sale.

         On one occasion on or after July 1, 1999, the Company shall have the right to purchase all but not less than all of Odyssey's shares of Monarch. The Stockholders' Agreement provides that the terms of the Company's offer to buy Odyssey's shares shall be established by up to three different appraisers if necessary. If the Company does not agree with the final appraised value, Monarch must be placed up for sale.

         Any sale of Monarch pursuant to the aforementioned conditions shall take place under the direction of the Board of Directors. Neither the Company nor Odyssey shall have the right to acquire Monarch if it is so placed up for sale without the consent of the other.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired. The historical financial statements of Monarch required under this item are included herein on Pages F-1 to F-18.

         (b) Pro-forma Financial Information. Pro-forma condensed income statements of the Company for the year ended December 31, 1994 and the six months ended June 30, 1995, which give effect to the Company's interest in Monarch as if the investment occurred at January 1, 1994, are included herein on pages S-1 to S-3.

         (c)     Exhibits.


         *2.1      Omnibus Purchase and Sale Agreement dated June 6,
                   1995 by and between Pitney Bowes Inc., Monarch
                   Marking Systems, Inc., Pitney Bowes Marking Systems
                   Ltd., Pitney Bowes International Holdings Inc.,
                   Pitney Bowes France S.A. and Monarch Acquisition
                   Corp. Exhibits and Schedules to this Agreement have been omitted, but will be furnished supplementally by the Registrant to the Commission upon request.

            *10.1 Stockholders' Agreement dated June 29, 1995 among Monarch Acquisition Corp., Paxar Corporation and Odyssey Partners, L.P.

             23.1         Consent of Price Waterhouse LLP.




----------------
* Included as part of the initial filing of this Report.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PAXAR Corporation
                                       Registrant


Dated: September 12, 1995              By: \s\ Jack R. Plaxe
                                          -------------------------
                                           Jack R. Plaxe, Vice
                                           President and Chief
                                           Financial Officer

                         INDEX TO FINANCIAL STATEMENTS



                                                                                         Page
                                                                                         ----
Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

Consolidated Statement of Net Assets to be Sold as of December 31, 1994 and 1993. . . .  F-3

Consolidated Statement of Operations to be Sold for the Years Ended December 31,
 1994, 1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

Consolidated Statement of Cash Flows from Operations to be Sold for the Years Ended
 December 31, 1994, 1993 and 1992   . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

Notes to Consolidated Statements of Net Assets and Operations to be Sold  . . . . . . .  F-6

Consolidated Statement of Net Assets to be Sold as of April 30, 1995 (unaudited)
 and December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-14

Consolidated Statement of Operations to be Sold for the Four Months Ended April 30,
 1995 (unaudited) and April 30, 1994 (unaudited)  . . . . . . . . . . . . . . . . . . .  F-15

Consolidated Statement of Cash Flows from Operations to be Sold for the Four Months
 Ended April 30, 1995 (unaudited) and April 30, 1994 (unaudited)  . . . . . . . . . . .  F-16

Notes to Consolidated Statements of Net Assets and Operations to be Sold
 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-17

                       [PRICE WATERHOUSE LLP LETTERHEAD]


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholder of Monarch Marking Systems, Inc.

We have audited the accompanying consolidated statement of net assets to be sold of Monarch Marking Systems, Inc. as of December 31, 1994 and 1993, and the related consolidated statements of operations to be sold and of cash flows from operations to be sold for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, these financial statements were prepared to present the net assets of Monarch Marking Systems, Inc. to be sold and the related operations and cash flows and are not intended to be a complete presentation of the Company's assets, operations and cash flows.

In our opinion, the accompanying special purpose statements audited by us present fairly, in all material respects, the net assets to be sold of Monarch Marking Systems, Inc. as of December 31, 1994 and 1993, and its related operations and cash flows from operations to be sold for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As described in Note 9, the Company adopted a new accounting standard for postemployment benefits in 1994 and elected to adopt a new accounting standard for postretirement benefits other than pensions in 1992.

/s/ Price Waterhouse LLP
Stamford, Connecticut
May 16, 1995

                          MONARCH MARKING SYSTEMS, INC.

                 CONSOLIDATED STATEMENT OF NET ASSETS TO BE SOLD


                                                                                 DECEMBER 31,
                                                                            ----------------------
                                                                              1994          1993
                                                                            --------      --------
                                                                            (DOLLARS IN THOUSANDS)

                                     ASSETS
Current assets:
  Accounts receivable, less allowances:
   12/94, $2,357; 12/93, $2,169.  . . . . . . . . . . . . . . . . . . .     $ 39,078      $ 38,465
  Inventories.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       42,989        36,700
  Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . .        6,346         6,019
  Other current assets and prepayments. . . . . . . . . . . . . . . . .        2,413         1,901
                                                                            --------      --------
      Total current assets  . . . . . . . . . . . . . . . . . . . . . .       90,826        83,085
Property, plant and equipment, net  . . . . . . . . . . . . . . . . . .       33,901        34,251
Rental equipment and related inventories, net . . . . . . . . . . . . .          539           707
Property leased under capital leases, net . . . . . . . . . . . . . . .          486           554
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . .       13,501        11,451
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,022           829
                                                                            --------      --------
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      140,275       130,877
                                                                            --------      --------
                                  LIABILITIES
Current liabilities:
  Accounts payable and accrued liabilities  . . . . . . . . . . . . . .       38,141        37,238
  Current portion of capital lease obligations and non-U.S. overdrafts           890           811
  Advance billings  . . . . . . . . . . . . . . . . . . . . . . . . . .        5,210         5,105
                                                                            --------      --------
      Total current liabilities . . . . . . . . . . . . . . . . . . . .       44,241        43,154
Noncurrent liabilities  . . . . . . . . . . . . . . . . . . . . . . . .       33,914        29,307
                                                                            --------      --------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .       78,155        72,461
                                                                            --------      --------
Net assets to be sold . . . . . . . . . . . . . . . . . . . . . . . . .     $ 62,120      $ 58,416
                                                                            ========      ========

              See accompanying notes to Consolidated Statements of
                     Net Assets and Operations to be Sold.

                          MONARCH MARKING SYSTEMS, INC.

                 CONSOLIDATED STATEMENT OF OPERATIONS TO BE SOLD


                                                                       YEARS ENDED DECEMBER 31,
                                                                    ------------------------------
                                                                      1994       1993       1992
                                                                    --------   --------   --------
                                                                        (DOLLARS IN THOUSANDS)
Revenue from:
  Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $220,287   $213,921   $223,179
  Sales to Pitney Bowes Inc.   . . . . . . . . . . . . . . . . . .     9,675     10,147      8,138
  Rentals  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       755        852        979
  Support services   . . . . . . . . . . . . . . . . . . . . . . .    17,860     17,105     16,676
                                                                    --------   --------   --------
      Total revenue  . . . . . . . . . . . . . . . . . . . . . . .   248,577    242,025    248,972
                                                                    --------   --------   --------
Costs and expenses:
  Cost of sales  . . . . . . . . . . . . . . . . . . . . . . . . .   138,292    129,474    127,452
  Cost of rentals  . . . . . . . . . . . . . . . . . . . . . . . .       584        397        427
  Selling, service and administrative  . . . . . . . . . . . . . .    90,765     88,764     85,717
  Research and development   . . . . . . . . . . . . . . . . . . .     7,380      7,524      6,747
  Interest income  . . . . . . . . . . . . . . . . . . . . . . . .      (956)      (963)    (1,385)
  Interest expense   . . . . . . . . . . . . . . . . . . . . . . .        39         60          7
                                                                    --------   --------   --------
      Total costs and expenses   . . . . . . . . . . . . . . . . .   236,104    225,256    218,965
                                                                    --------   --------   --------
Income before income taxes and effect of changes in accounting . .    12,473     16,769     30,007
Provision for income taxes . . . . . . . . . . . . . . . . . . . .     4,514      4,933     11,131
                                                                    --------   --------   --------
Income before effect of changes in accounting  . . . . . . . . . .     7,959     11,836     18,876
Effect of changes in accounting  . . . . . . . . . . . . . . . . .    (3,477)              (16,900)
                                                                    --------   --------   --------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  4,482   $ 11,836   $  1,976
                                                                    ========   ========   ========

              See accompanying notes to Consolidated Statements of
                     Net Assets and Operations to be Sold.

                          MONARCH MARKING SYSTEMS, INC.

         CONSOLIDATED STATEMENT OF CASH FLOWS FROM OPERATIONS TO BE SOLD

                                                                  YEARS ENDED DECEMBER 31,
                                                                 ---------------------------
                                                                   1994      1993      1992
                                                                 -------   -------   -------
                                                                    (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . .  $ 4,482   $11,836   $ 1,976
  Effect of changes in accounting . . . . . . . . . . . . . . .    3,477              16,900
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization . . . . . . . . . . . . . . .    7,577     6,971     6,355
    Deferred income taxes . . . . . . . . . . . . . . . . . . .     (154)   (1,213)   (1,319)
    Change in assets and liabilities:
      Accounts receivable . . . . . . . . . . . . . . . . . . .       26    (2,012)     (983)
      Inventories . . . . . . . . . . . . . . . . . . . . . . .   (6,006)    2,378    (1,945)
      Other current assets and prepayments  . . . . . . . . . .     (468)      (55)     (199)
      Accounts payable and accrued liabilities  . . . . . . . .      504     1,920     3,340
      Advance billings  . . . . . . . . . . . . . . . . . . . .       31       411       402
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . .   (1,226)     (618)      737
                                                                 -------   -------   -------
        Net cash provided by operating activities . . . . . . .    8,243    19,618    25,264
                                                                 -------   -------   -------
Cash flows from investing activities:
  Net investment in fixed assets  . . . . . . . . . . . . . . .   (6,831)   (9,256)   (8,348)
                                                                 -------   -------   -------
        Net cash used in investing activities . . . . . . . . .   (6,831)   (9,256)   (8,348)
                                                                 -------   -------   -------
Cash flows from financing activities:
  Capital lease obligations . . . . . . . . . . . . . . . . . .      (87)      396       333
  Increase in overdrafts  . . . . . . . . . . . . . . . . . . .       74       450        71
                                                                 -------   -------   -------
        Net cash (used in) provided by financing activities . .      (13)      846       404
                                                                 -------   -------   -------
Effect of exchange rate changes on cash flows . . . . . . . . .     (621)      826     3,108
                                                                 -------   -------   -------
Change in cash flows  . . . . . . . . . . . . . . . . . . . . .  $   778   $12,034   $20,428
                                                                 =======   =======   =======

              See accompanying notes to Consolidated Statements of
                     Net Assets and Operations to be Sold.

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                            AND OPERATIONS TO BE SOLD

                (DOLLARS IN THOUSANDS OR AS OTHERWISE INDICATED)


1.      BASIS OF PRESENTATION

In 1994, Pitney Bowes Inc. announced its intent to seek buyers for its Monarch Marking Systems, Inc. ("Monarch" or "the company") subsidiary.

These consolidated special purpose financial statements reflect the net assets of Monarch to be sold and their related results of operations and cash flows ("financial statements"). These financial statements exclude the net assets and related results of operations and cash flows of the base materials business and certain other assets and liabilities of the company that will be retained by Pitney Bowes Inc. upon sale of the company. See note 6 "Related Party Transactions" for further discussion.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation. The financial statements of Monarch, a wholly owned subsidiary of Pitney Bowes Inc., include operations in the United States, France, Italy, Sweden, Canada, Germany, Australia, Mexico, Hong Kong and the United Kingdom as well as a majority-owned joint venture in Singapore. All significant intercompany transactions have been eliminated among Monarch businesses.

Inventory valuation. Inventories are valued at the lower of cost or market. Cost is determined on the last-in, first-out (LIFO) basis for U.S. inventories and the first-in, first-out (FIFO) method for most non-U.S. inventories.

Fixed assets and depreciation. Property, plant and equipment are stated at cost and depreciated using the straight-line method over the useful lives of the various assets. Major improvements which add to productive capacity or extend the life of an asset are capitalized while repairs and maintenance are charged to expense as incurred. Rental equipment is depreciated on the straight-line method. Properties leased under capital leases are amortized on a straight-line basis over the primary lease terms.

Rental arrangements and advance billings. The company rents equipment to its customers under short-term rental agreements, generally for periods of three months to three years. Charges for equipment rental and maintenance contracts are billed in advance; the related revenue is included in advance billings and taken into income as earned.

Revenue.  Sales revenue is primarily recognized when a product is shipped.

Costs and expenses. Operating expenses of field sales and service offices are included in selling, service and administrative expenses because no meaningful allocation of such expenses to cost of sales, cost of rentals or support services is practicable.

Income taxes. The company's U.S. taxable income is included in the consolidated federal and certain state income tax returns of Pitney Bowes Inc. The company computes its provision for taxes on a separate company basis.

The deferred tax provision is determined under the liability method. Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted tax rates. The provision for income taxes is the sum of the amount of income tax paid or payable to the parent for the year as determined by applying the provisions of enacted tax laws to the taxable income for that year and the net change during the year in the company's deferred tax assets and liabilities.

It has not been necessary to provide for income taxes on $45.4 million of cumulative undistributed earnings of subsidiaries outside the U.S. These earnings will be either indefinitely reinvested or

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                      AND OPERATIONS TO BE SOLD (CONTINUED)


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

remitted substantially free of additional tax. Determination of the liability that would result in the event all of these earnings were remitted to the U.S. is not practicable. It is estimated, however, that withholding taxes on such remittances would approximate $2.4 million.

Deferred income taxes result principally from expenses not currently recognized for tax purposes and the excess of tax over book depreciation.

Foreign currency translation. Assets and liabilities of operations outside the U.S. are translated at rates in effect at the end of the period, and revenues and expenses were translated at average rates during the period. Net cumulative translation losses were $5.3 million and $7.7 million at December 31, 1994 and 1993, respectively.

The company enters into foreign exchange contracts primarily to hedge certain firm foreign currency commitments. Gains and losses are deferred and recognized as part of the cost of the underlying transaction being hedged. Gains and losses related to changes in the value of speculative contracts are recognized in income currently. At December 31, 1994 the company had approximately $2.2 million of foreign exchange contracts outstanding with Pitney Bowes Inc. as the counterparty, maturing through 1995, to buy or sell various currencies.

Foreign currency transaction and translation gains and (losses) were not significant for the years ended December 31, 1994, 1993 or 1992.

3.      INVENTORIES

Inventories consist of the following:

                                                                            DECEMBER 31,
                                                                         ------------------
                                                                           1994       1993
                                                                         -------    -------
Raw materials and work in progress  . . . . . . . . . . . . . . . . . .  $21,416    $16,353
Supplies and service parts  . . . . . . . . . . . . . . . . . . . . . .    6,223      6,241
Finished products . . . . . . . . . . . . . . . . . . . . . . . . . . .   15,350     14,106
                                                                         -------    -------
Total inventories . . . . . . . . . . . . . . . . . . . . . . . . . . .  $42,989    $36,700
                                                                         =======    =======

Had all inventories valued at LIFO been stated at current costs, inventories would have been $9.6 million and $10.0 million higher than reported at December 31, 1994 and 1993, respectively.

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                      AND OPERATIONS TO BE SOLD (CONTINUED)


4.     FIXED ASSETS

Fixed assets consist of the following:

                                                                             DECEMBER 31,
                                                                          -------------------
                                                                            1994       1993
                                                                          --------   --------
Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    791   $    822
Buildings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18,661     18,860
Machinery and equipment . . . . . . . . . . . . . . . . . . . . . . . .     65,699     63,019
                                                                          --------   --------
                                                                            85,151     82,701
Accumulated depreciation  . . . . . . . . . . . . . . . . . . . . . . .    (51,250)   (48,450)
                                                                          --------   --------
Property, plant and equipment, net  . . . . . . . . . . . . . . . . . .   $ 33,901   $ 34,251
                                                                          ========   ========
Rental equipment and related inventories  . . . . . . . . . . . . . . .   $  1,062   $  1,290
Accumulated depreciation  . . . . . . . . . . . . . . . . . . . . . . .       (523)      (583)
                                                                          --------   --------
Rental equipment and related inventories, net . . . . . . . . . . . . .   $    539   $    707
                                                                          ========   ========
Property leased under capital leases  . . . . . . . . . . . . . . . . .   $    486   $    554
Accumulated amortization  . . . . . . . . . . . . . . . . . . . . . . .
                                                                          --------   --------
Property leased under capital leases, net . . . . . . . . . . . . . . .   $    486   $    554
                                                                          ========   ========

5.     CURRENT LIABILITIES

Accounts payable and accrued liabilities are comprised as follows:

                                                                             DECEMBER 31,
                                                                         -------------------
                                                                           1994        1993
                                                                         -------     -------
Accounts payable -- trade . . . . . . . . . . . . . . . . . . . . . . .  $10,103     $ 7,694
Accrued salaries, wages and commissions . . . . . . . . . . . . . . . .    7,179       9,874
Accrued pension benefits  . . . . . . . . . . . . . . . . . . . . . . .   13,398      11,658
Miscellaneous accounts payable and accrued liabilities  . . . . . . . .    7,461       8,012
                                                                         -------     -------
Accounts payable and accrued liabilities  . . . . . . . . . . . . . . .  $38,141     $37,238
                                                                         =======     =======

In countries outside the U.S., banks generally lend to subsidiaries of the company on an overdraft basis. These overdraft arrangements are extended by banks, and may require commitment fees. For each of the periods presented, no such fees were incurred.

Unused credit facilities outside the U.S. totaled $4.1 million at December 31, 1994.

6.     RELATED PARTY TRANSACTIONS

Monarch is a wholly owned subsidiary of Pitney
Bowes Inc. The company supplies certain inventory and component parts to Pitney Bowes Inc. and its affiliates. The company eliminates all Monarch intercompany transactions. The company arranges financing for certain of its products through Pitney Bowes Credit Corporation (PBCC) in the U.S., and leasing subsidiaries in Canada, and the U.K., all wholly owned subsidiaries of Pitney Bowes Inc. Sales to these financing entities were $0.6 million, $0.7 million and $1.6 million for 1994, 1993 and 1992, respectively.

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                      AND OPERATIONS TO BE SOLD (CONTINUED)


6.     RELATED PARTY TRANSACTIONS (CONTINUED)

Certain assets and liabilities of the company, including the intercompany account with Pitney Bowes Inc., cash, investments in affiliates, intercompany loans, and income taxes payable and the base materials business will be transferred to Pitney Bowes Inc. prior to the sale of the company and, as such, have been excluded from these financial statements.

The company earns interest income from its investments in and loans to affiliates of Pitney Bowes Inc. The return yielded from these Pitney Bowes Inc. affiliates has been excluded from the Consolidated Statement of Operations to be Sold as the related investments and loans are being retained by Pitney Bowes Inc. Interest income and expense related to the cash position of the company during the year has been included in the Consolidated Statement of Operations to be Sold.

7.     TAXES ON INCOME

The provision for income taxes consists of the following:

                                                                     YEARS ENDED DECEMBER 31,
                                                                    --------------------------
                                                                     1994      1993      1992
                                                                    ------   -------   -------
Current:
  U.S. federal   . . . . . . . . . . . . . . . . . . . . . . . . .  $1,796   $ 3,005   $ 6,607
  U.S. state and local   . . . . . . . . . . . . . . . . . . . . .     572       399     1,635
  Outside the U.S.   . . . . . . . . . . . . . . . . . . . . . . .   2,300     2,752     4,137
                                                                    ------   -------   -------
  Total current  . . . . . . . . . . . . . . . . . . . . . . . . .   4,668     6,156    12,379
Total deferred . . . . . . . . . . . . . . . . . . . . . . . . . .    (154)   (1,223)   (1,248)
                                                                    ------   -------   -------
Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $4,514   $ 4,933   $11,131
                                                                    ======   =======   =======


The deferred tax liabilities and (assets) consist of the following:

                                                                           DECEMBER 31,
                                                                       -------------------
                                                                         1994        1993
                                                                       --------   --------
Deferred tax liabilities:
  Depreciation   . . . . . . . . . . . . . . . . . . . . . . . . . .   $  2,961   $  2,976
  Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,950      1,106
                                                                       --------   --------
Gross deferred tax liabilities . . . . . . . . . . . . . . . . . . .      5,911      4,082
                                                                       --------   --------

Deferred tax assets:
  Nonpension postretirement benefits   . . . . . . . . . . . . . . .    (11,884)   (12,720)
  Pension liability  . . . . . . . . . . . . . . . . . . . . . . . .     (4,803)    (3,986)
  Postemployment benefits  . . . . . . . . . . . . . . . . . . . . .     (2,223)
  Inventory and equipment capitalization   . . . . . . . . . . . . .       (935)    (1,328)
  Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (5,913)    (3,518)
                                                                       --------   --------
Gross deferred tax assets  . . . . . . . . . . . . . . . . . . . . .    (25,758)   (21,552)
                                                                       --------   --------
Net deferred tax assets  . . . . . . . . . . . . . . . . . . . . . .   $(19,847)  $(17,470)
                                                                       ========   ========

A reconciliation of the U.S. federal statutory rate to the company's effective tax rate follows:

                                                                      YEARS ENDED DECEMBER 31,
                                                                      ------------------------
PERCENT OF PRETAX INCOME                                              1994      1993      1992
------------------------                                              ----      ----      ----
U.S. federal statutory rate . . . . . . . . . . . . . . . . . . .     35.0%     35.0%     34.0%
State and local income taxes  . . . . . . . . . . . . . . . . . .      1.1       1.5       2.8
Cumulative impact of statutory rate increase  . . . . . . . . . .               (2.1)
Foreign tax credits . . . . . . . . . . . . . . . . . . . . . . .      0.1      (5.0)      0.3
                                                                      ----      ----      ----
Effective income tax rate . . . . . . . . . . . . . . . . . . . .     36.2%     29.4%     37.1%
                                                                      ====      ====      ====

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                      AND OPERATIONS TO BE SOLD (CONTINUED)


8.     RETIREMENT PLANS

The company has several defined benefit and defined contribution pension plans covering substantially all employees worldwide. Benefits are primarily based on employees' compensation and years of service. Company contributions are determined based on the funding requirements of U.S. federal and other governmental laws and regulations.

Total pension expense was $3.6 million, $3.1 million and $2.9 million for the years ended December 31, 1994, 1993 and 1992, respectively. Net pension expense for defined benefit plans for the years ended December 31, 1994, 1993 and 1992 included the following components:

                                                 UNITED STATES                    FOREIGN
                                         -------------------------------------------------------
                                          1994       1993       1992      1994     1993     1992
                                        -------    -------    -------    -----    -----    -----

Service cost benefits earned during
 period   . . . . . . . . . . . . . .   $ 2,436    $ 2,077    $ 2,032    $ 199    $ 199    $ 200
Interest cost on projected benefit
 obligations  . . . . . . . . . . . .     4,480      4,140      3,825      283      276      266
Actual return on assets . . . . . . .       470     (6,352)    (2,835)      42     (744)    (248)
Net (deferral) and amortization . . .    (5,251)     1,921     (1,243)    (391)     392      (98)
                                        -------    -------    -------    -----    -----    -----

Net periodic defined benefit pension
 expense  . . . . . . . . . . . . . .   $ 2,135    $ 1,786    $ 1,779    $ 133    $ 123    $ 120
                                        =======    =======    =======    =====    =====    =====



The funded status at December 31, 1994 and 1993 for the company's defined benefit plans was:

                                                         UNITED STATES         FOREIGN
                                                       -----------------   ----------------

                                                        1994       1993     1994      1993
                                                       -------   -------   ------    ------

Actuarial present value of:
  Vested benefits . . . . . . . . . . . . . . . . . .  $34,188   $35,760   $1,899    $2,201
                                                       =======   =======   ======    ======
  Accumulated benefit obligations . . . . . . . . . .  $36,769   $39,300   $1,907    $2,210
                                                       =======   =======   ======    ======


Projected benefit obligations . . . . . . . . . . . .  $54,993   $57,200   $2,903    $3,365
                                                       -------   -------   ------    ------
Plan assets at fair value, primarily stocks and
 bonds, adjusted by:  . . . . . . . . . . . . . . . .  $47,131   $49,060   $4,087    $4,187
  Unrecognized net (gain) . . . . . . . . . . . . . .   (2,333)      (19)    (683)     (368)
  Unrecognized net asset  . . . . . . . . . . . . . .   (2,437)   (2,843)    (418)     (473)
  Unamortized prior service costs from plan
   amendments . . . . . . . . . . . . . . . . . . . .      (94)       31      254       284
                                                       -------   -------   ------    ------
                                                        42,267    46,229    3,240     3,630
                                                       -------   -------   ------    ------

Net pension liability (asset) . . . . . . . . . . . .  $12,726   $10,971   $ (337)   $ (265)
                                                       =======   =======   ======    ======

Assumptions for defined benefit plans*:
Discount rate . . . . . . . . . . . . . . . . . . . .     8.75%     7.50%     9.0%      8.5%
Rate of increase in future compensation levels  . . .     5.75%     5.00%     6.0%      6.5%
Expected long-term rate of return on plan assets  . .     9.50%     9.50%     9.0%      8.5%

___________

* Pension costs are determined using assumptions as of the beginning of the year while the funded status of the plans is determined using assumptions as of the end of the year.

9.     NONPENSION POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

In the fourth quarter of 1992, the company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (FAS 106). This statement requires that the cost of these benefits be recognized over the period the employee provides credited service to the company rather than recognized on a cash basis, when incurred. It is the

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                      AND OPERATIONS TO BE SOLD (CONTINUED)


9.     NONPENSION POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS (CONTINUED)

company's practice to fund amounts for these nonpension postretirement benefits, primarily health care, as incurred. Substantially all of the company's U.S. and Canadian employees become eligible for retiree health care benefits after reaching age 55 and with the completion of the required service period.

The transition effect of adopting FAS 106 on the immediate recognition basis was retroactively reflected as of January 1, 1992, as a one-time, after-tax charge of $16.9 million (net of approximately $10.9 million of income taxes). Application of this standard resulted in additional 1992 annual expenses, which totaled $2.5 million on income before income taxes and effect of changes in accounting and $1.5 million after income taxes. In the first quarter of 1993, the company announced certain changes to its health care plans, including plan cost maximums, which should significantly reduce the ongoing incremental impact of FAS 106 on future earnings.

Net nonpension postretirement benefit costs consisted of the following components:

                                                                  YEARS ENDED DECEMBER 31,
                                                                 --------------------------

                                                                   1994      1993     1992
                                                                 -------   -------   ------

Service cost-benefits earned during the period  . . . . . . .    $   776   $   716   $1,041
Interest cost on accumulated postretirement benefit
 obligations  . . . . . . . . . . . . . . . . . . . . . . . .      1,248     1,553    2,345
Net (deferral) and amortization . . . . . . . . . . . . . . .     (2,208)   (2,093)
                                                                 -------   -------   ------
Net periodic postretirement benefit costs . . . . . . . . . .    $  (184)  $   176   $3,386
                                                                 =======   =======   ======


The company's nonpension postretirement benefit plans are not funded. The status of the plans was as follows:

                                                                             DECEMBER 31,
                                                                          -----------------
                                                                            1994      1993
                                                                          -------   -------

Accumulated postretirement benefit obligations:
  Retirees and dependents  . . . . . . . . . . . . . . . . . . . . . . .  $10,151   $13,208
  Fully eligible active plan participants  . . . . . . . . . . . . . . .    1,496     4,033
  Other active plan participants   . . . . . . . . . . . . . . . . . . .    3,389     2,396
  Unrecognized net gain (loss)   . . . . . . . . . . . . . . . . . . . .    4,115    (1,546)
  Unrecognized prior service cost  . . . . . . . . . . . . . . . . . . .    8,587    10,648
                                                                          -------   -------
Accrued nonpension postretirement benefits . . . . . . . . . . . . . . .  $27,738   $28,739
                                                                          =======   =======

The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligations was 11.75% and 12% in 1994 and 1993, respectively. This was assumed to gradually decline to 5% and 6% by the year 2000 and remain at that level thereafter for 1994 and 1993, respectively. A one-percentage-point increase in the assumed health care cost trend rate for each year would increase the year-end accumulated postretirement benefit obligations by approximately $1.1 million as of December 31, 1994 and the net periodic postretirement health care cost by approximately $90 in 1994.

The assumed weighted average discount rate used in determining the accumulated postretirement benefit obligations was 8.75% and 7.5% for the years ended December 31, 1994 and 1993, respectively.

The company adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (FAS 112) as of January 1, 1994. FAS 112 required that postemployment benefits be recognized on the accrual basis of accounting. Postemployment benefits include

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                      AND OPERATIONS TO BE SOLD (CONTINUED)


9.     NONPENSION POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS (CONTINUED)

primarily company provided medical benefits to disabled employees and company provided life insurance as well as other disability- and death-related benefits to former or inactive employees, their beneficiaries and covered dependents.

The effect of adopting FAS 112 was a one-time non-cash, after-tax charge of $3.5 million (net of approximately $2.2 million of income taxes).


10.    COMMITMENTS AND CONTINGENCIES

The company is a defendant in a number of lawsuits, none of which will, in the opinion of management, have a material adverse effect on the company's financial position or results of operations.

The company is subject to federal, state and local laws and regulations concerning the environment, and is currently participating in administrative or court proceedings as a participant in various groups of potentially responsible parties. These proceedings are at various stages of activity, and it is impossible to estimate with any certainty the total cost of remediation, the timing and extent of remedial actions which may be required by governmental authorities, and the amount of the liability, if any, of the company. If and when it is possible to make a reasonable estimate of the company's liability with respect to such a matter, a provision would be made as appropriate. Based on facts presently known to it, the company does not believe that the outcome of these proceedings will have a material adverse effect on its financial condition.


11.    LEASES

The company leases certain factory and office facilities under lease agreements extending from three to ten years. In addition to factory and office facilities leased, the company leases computer and information processing equipment under lease agreements extending from three to five years.

Future minimum lease payments for capital and operating leases as of December 31, 1994 are as follows:

                                                                         CAPITAL     OPERATING
                                                                         LEASES       LEASES
                                                                         -------     ---------
Years ending December 31:
  1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $195       $ 6,174
  1996   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      123         3,783
  1997   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      123         2,371
  1998   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      123         1,042
  1999   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      122           621
  Later years  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        0           455
                                                                           ----       -------
Total minimum lease payments . . . . . . . . . . . . . . . . . . . . .      686       $14,446
                                                                           ----       -------
Less amount representing interest  . . . . . . . . . . . . . . . . . .      (91)
                                                                           ----
Present value of minimum lease payments  . . . . . . . . . . . . . . .     $595
                                                                           ====

Rental expense under operating leases was $8.0 million, $8.3 million and $7.5 million for the years ended 1994, 1993 and 1992, respectively.

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                      AND OPERATIONS TO BE SOLD (CONTINUED)


12.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Accounts receivable and accounts payable. The carrying amounts approximate fair value because of the short maturity of these instruments. The company sells and services price marking and item identification equipment and supplies. As of December 31, 1994, the company's receivables from customers in the retail industry were $4.8 million.

Foreign currency exchange contracts. The fair value of foreign currency exchange contracts is obtained from dealer quotes. These values represent the estimated amount the company would receive or pay to terminate agreements taking into consideration the credit worthiness of the counterparties and current foreign currency exchange rates. The fair value of such contracts was not significant at December 31, 1994 or 1993.


13.    NON-U.S. OPERATIONS

In addition to its U.S. operations, the company maintains operations in France, Italy, Canada, Sweden, Germany, Australia, Mexico, Hong Kong and the United Kingdom as well as a majority-owned joint venture in Singapore.

Summary financial statement information for non-U.S. operations at December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992 are presented below.

                                                                   DECEMBER 31,
                                                               ------------------
                                                                 1994       1993
                                                               -------    -------

Total assets . . . . . . . . . . . . . . . . . . . . . . . .   $39,714    $38,242
Total liabilities  . . . . . . . . . . . . . . . . . . . . .    11,922     11,562
                                                               -------    -------
Net assets to be sold  . . . . . . . . . . . . . . . . . . .   $27,792    $26,680
                                                               =======    =======

                                                                  YEARS ENDED DECEMBER 31,
                                                               ------------------------------
                                                                 1994       1993       1992
                                                               --------   --------   --------

Total revenue  . . . . . . . . . . . . . . . . . . . . . . .   $ 82,487   $ 79,553   $ 84,184
Net income . . . . . . . . . . . . . . . . . . . . . . . . .   $  3,908   $  5,537   $  6,915

                          MONARCH MARKING SYSTEMS, INC.

                 CONSOLIDATED STATEMENT OF NET ASSETS TO BE SOLD
                                   (UNAUDITED)



                                                                   APRIL 30,   DECEMBER 31,
                                                                     1995          1994
                                                                   ---------   ------------
                                                                    (DOLLARS IN THOUSANDS)

                                         ASSETS
Current assets:
 Accounts receivable, less allowances:
  4/95, $2,469; 12/94, $2,357 . . . . . . . . . . . . . . . . . .  $ 40,373      $ 39,078
 Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . .    44,010        42,989
 Deferred income taxes  . . . . . . . . . . . . . . . . . . . . .     6,346         6,346
 Other current assets and prepayments   . . . . . . . . . . . . .     2,466         2,413
                                                                   --------      --------
     Total current assets   . . . . . . . . . . . . . . . . . . .    93,195        90,826
Property, plant and equipment, net  . . . . . . . . . . . . . . .    33,954        33,901
Rental equipment and related inventories, net . . . . . . . . . .       502           539
Property leased under capital leases, net . . . . . . . . . . . .       465           486
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . .    13,501        13,501
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . .     1,069         1,022
                                                                   --------      --------
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . .   142,686       140,275
                                                                   --------      --------

                                       LIABILITIES
Current liabilities:
 Accounts payable and accrued liabilities   . . . . . . . . . . .    42,917        38,141
 Current portion of capital lease obligations and non-U.S.
   overdrafts   . . . . . . . . . . . . . . . . . . . . . . . . .       976           890
 Advance billings   . . . . . . . . . . . . . . . . . . . . . . .     5,495         5,210
                                                                   --------      --------
     Total current liabilities  . . . . . . . . . . . . . . . . .    49,388        44,241
Noncurrent liabilities  . . . . . . . . . . . . . . . . . . . . .    33,714        33,914
                                                                   --------      --------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . .    83,102        78,155
                                                                   --------      --------

Net assets to be sold . . . . . . . . . . . . . . . . . . . . . .  $ 59,584      $ 62,120
                                                                   ========      ========

              See accompanying notes to Consolidated Statements of
                     Net Assets and Operations to be Sold.

                          MONARCH MARKING SYSTEMS, INC.

                 CONSOLIDATED STATEMENT OF OPERATIONS TO BE SOLD
                                   (UNAUDITED)

                                                                         FOUR MONTHS ENDED
                                                                             APRIL 30,
                                                                         -----------------
                                                                           1995     1994
                                                                         -------   -------
                                                                            (DOLLARS IN
                                                                            THOUSANDS)

Revenue from:
 Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $73,753   $65,291
 Sales to Pitney Bowes Inc.   . . . . . . . . . . . . . . . . . . . . .    2,957     3,018
 Rentals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      215       224
 Support services   . . . . . . . . . . . . . . . . . . . . . . . . . .    6,082     5,845
                                                                         -------   -------
     Total revenue  . . . . . . . . . . . . . . . . . . . . . . . . . .   83,007    74,378
                                                                         -------   -------
Costs and expenses:
 Cost of sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47,466    39,792
 Cost of rentals  . . . . . . . . . . . . . . . . . . . . . . . . . . .      132       191
 Selling, service and administrative  . . . . . . . . . . . . . . . . .   29,593    29,313
 Research and development   . . . . . . . . . . . . . . . . . . . . . .    2,461     2,646
 Interest income  . . . . . . . . . . . . . . . . . . . . . . . . . . .     (398)     (259)
 Interest expense   . . . . . . . . . . . . . . . . . . . . . . . . . .       12        21
                                                                         -------   -------

     Total costs and expenses   . . . . . . . . . . . . . . . . . . . .   79,266    71,704
                                                                         -------   -------
Income before income taxes and effect of a change in accounting . . . .    3,741     2,674
Provision for income taxes  . . . . . . . . . . . . . . . . . . . . . .    1,432       732
                                                                         -------   -------
Income before effect of a change in accounting  . . . . . . . . . . . .    2,309     1,942
Effect of a change in accounting  . . . . . . . . . . . . . . . . . . .             (3,477)
                                                                         -------   -------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 2,309   $(1,535)
                                                                         =======   =======

              See accompanying notes to Consolidated Statements of
                     Net Assets and Operations to be Sold.

                          MONARCH MARKING SYSTEMS, INC.

         CONSOLIDATED STATEMENT OF CASH FLOWS FROM OPERATIONS TO BE SOLD
                                   (UNAUDITED)

                                                                         FOUR MONTHS ENDED
                                                                             APRIL 30,
                                                                        -------------------
                                                                          1995        1994
                                                                        -------     -------
                                                                            (DOLLARS IN
                                                                             THOUSANDS)

Cash flows from operating activities:
 Net income (loss)  . . . . . . . . . . . . . . . . . . . . . . . . .   $ 2,309     $(1,535)
 Effect of a change in accounting   . . . . . . . . . . . . . . . . .                 3,477
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization  . . . . . . . . . . . . . . . . . .     2,575       2,246
   Deferred income taxes  . . . . . . . . . . . . . . . . . . . . . .                     6
   Change in assets and liabilities:
     Accounts receivable  . . . . . . . . . . . . . . . . . . . . . .    (1,026)      2,237
     Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . .      (947)     (4,032)
     Other current assets and prepayments   . . . . . . . . . . . . .       (31)        (73)
     Accounts payable and accrued liabilities   . . . . . . . . . . .     4,602         535
     Advance billings   . . . . . . . . . . . . . . . . . . . . . . .       239          10
   Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,172      (1,432)
                                                                        -------     -------
       Net cash provided by operating activities  . . . . . . . . . .     8,893       1,439
                                                                        -------     -------
Cash flows from investing activities:
 Net investment in fixed assets   . . . . . . . . . . . . . . . . . .    (2,542)     (1,695)
                                                                        -------     -------

       Net cash used in investing activities  . . . . . . . . . . . .    (2,542)     (1,695)
                                                                        -------     -------
Cash flows from financing activities:
 Capital lease obligations  . . . . . . . . . . . . . . . . . . . . .      (107)       (118)
 Increase in overdrafts   . . . . . . . . . . . . . . . . . . . . . .        83          27
                                                                        -------     -------
       Net cash used in financing activities  . . . . . . . . . . . .       (24)        (91)
                                                                        -------     -------

Effect of exchange rate changes on cash flows . . . . . . . . . . . .    (1,482)      1,150
                                                                        -------     -------
Change in cash flows  . . . . . . . . . . . . . . . . . . . . . . . .   $ 4,845     $   803
                                                                        =======     =======

              See accompanying notes to Consolidated Statements of
                     Net Assets and Operations to be Sold.

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                            AND OPERATIONS TO BE SOLD
                                   (UNAUDITED)

                (DOLLARS IN THOUSANDS OR AS OTHERWISE INDICATED)


1.     INTERIM FINANCIAL INFORMATION

The accompanying unaudited consolidated special purpose financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Monarch Marking Systems, Inc. (the company or Monarch), all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the net assets and operations to be sold of the company as of April 30, 1995 and the four months ended April 30, 1995 and 1994 have been included. Operating results for the four months ended April 30, 1995 are not necessarily indicative of the results that may be expected for the year ending December 31, 1995. These statements should be read in conjunction with the financial statements and notes thereto included in the company's Consolidated Statements of Net Assets and Operations to be Sold for the year ended December 31, 1994.


2.     BASIS OF PRESENTATION

In 1994, Pitney Bowes Inc. announced its intent to seek buyers for the business of its Monarch Marking Systems, Inc. subsidiary.

These consolidated special purpose financial statements reflect the net assets of the Monarch to be sold and their related results of operations and cash flows ("financial statements"). These financial statements exclude the net assets and related results of operations and cash flows of the base materials business and certain other assets and liabilities of the company that will be retained by Pitney Bowes Inc. upon sale of the company.

Monarch is a wholly owned subsidiary of Pitney Bowes Inc. The company supplies certain inventory and component parts to Pitney Bowes Inc. and its affiliates. The company eliminates all Monarch intercompany transactions. The company arranges financing for certain of its products through Pitney Bowes Credit Corporation (PBCC) in the U.S., and leasing subsidiaries in Canada, and the U.K., all wholly owned subsidiaries of Pitney Bowes Inc. Sales to these financing entities were $0.2 million for both of the four-month periods ended April 30, 1995 and 1994.

Certain assets and liabilities of the company, including the intercompany account with Pitney Bowes Inc., cash, investments in affiliates, intercompany loans, and income taxes payable and the base materials business will be transferred to Pitney Bowes Inc. prior to the sale of the company and, as such, have been excluded from these financial statements.

The company earns interest income from its investments in and loans to affiliates of Pitney Bowes Inc. The return yielded from these Pitney Bowes Inc. affiliates has been excluded from the Consolidated Statement of Operations to be Sold as the related investments and loans are being retained by Pitney Bowes Inc. Interest income and expense related to the cash position of the company during the year has been included in the Consolidated Statement of Operations to be Sold.

3.     INVENTORIES

Inventories consist of the following:

                                                                   APRIL 30,   DECEMBER 31,
                                                                     1995         1994
                                                                   ---------   ------------
Raw materials and work in progress  . . . . . . . . . . . . . . .   $21,539      $21,416
Supplies and service parts  . . . . . . . . . . . . . . . . . . .     6,191        6,223
Finished products . . . . . . . . . . . . . . . . . . . . . . . .    16,280       15,350
                                                                    -------      -------
Total inventories . . . . . . . . . . . . . . . . . . . . . . . .   $44,010      $42,989
                                                                    =======      =======

                          MONARCH MARKING SYSTEMS, INC.

                 NOTES TO CONSOLIDATED STATEMENTS OF NET ASSETS
                      AND OPERATIONS TO BE SOLD (CONTINUED)


3.     INVENTORIES (CONTINUED)

Had all inventories valued at LIFO been stated at current costs, inventories would have been $10.0 million and $9.6 million higher than reported at April 30, 1995 and December 31, 1994, respectively.

4.     FIXED ASSETS

Fixed assets consist of the following:

                                                                   APRIL 30,   DECEMBER 31,
                                                                     1995         1994
                                                                   --------     --------
Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    976     $    791
Buildings . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18,675       18,661
Machinery and equipment . . . . . . . . . . . . . . . . . . . . .    67,948       65,699
                                                                   --------     --------
                                                                     87,599       85,151
Accumulated depreciation  . . . . . . . . . . . . . . . . . . . .   (53,645)     (51,250)
                                                                   --------     --------
Property, plant and equipment, net  . . . . . . . . . . . . . . .  $ 33,954     $ 33,901
                                                                   ========     ========
Rental equipment and related inventories  . . . . . . . . . . . .  $  1,048     $  1,062
Accumulated depreciation  . . . . . . . . . . . . . . . . . . . .      (546)        (523)
                                                                   --------     --------
Rental equipment and related inventories, net . . . . . . . . . .  $    502     $    539
                                                                   ========     ========
Property leased under capital leases  . . . . . . . . . . . . . .  $    533     $    486
Accumulated amortization  . . . . . . . . . . . . . . . . . . . .       (68)
                                                                   --------     --------
Property leased under capital leases, net . . . . . . . . . . . .  $    465     $    486
                                                                   ========     ========


5.     POSTEMPLOYMENT BENEFITS

The company adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (FAS 112) as of January 1, 1994. FAS 112 required that postemployment benefits be recognized on the accrual basis of accounting. Postemployment benefits include primarily company provided medical benefits to disabled employees and company provided life insurance as well as other disability- and death-related benefits to former or inactive employees, their beneficiaries and covered dependents.

The effect of adopting FAS 112 was a one-time non-cash, after-tax charge of $3.5 million (net of approximately $2.2 million of income taxes).


6.     COMMITMENTS AND CONTINGENCIES

The company is a defendant in a number of lawsuits, none of which will, in the opinion of management, have a material adverse effect on the company's financial position or results of operations.

The company is subject to federal, state and local laws and regulations concerning the environment, and is currently participating in administrative or court proceedings as a participant in various groups of potentially responsible parties. These proceedings are at various stages of activity, and it is impossible to estimate with any certainty the total cost of remediation, the timing and extent of remedial actions which may be required by governmental authorities, and the amount of the liability, if any, of the company. If and when it is possible to make a reasonable estimate of the company's liability with respect to such a matter, a provision would be made as appropriate. Based on facts presently known to it, the company does not believe that the outcome of these proceedings will have a material adverse effect on its financial condition.

                               Paxar Corporation
                    Pro Forma Condensed Financial Statements
                                  (Unaudited)


The following pro forma income statement for the year ended December 31, 1994, gives effect to the Company's 49.5% interest in Monarch Marking Systems, Inc. ("Monarch") as if the investment occurred at January 1, 1994 after giving effect to the pro forma adjustments described in the accompanying notes. The pro forma information is based upon respective historical Financial Statements of Paxar and Monarch and does not purport to be indicative of the results which would actually have resulted if the investment had been in effect on the date or for the period indicated or which may result in the future.

                                                 Pro Forma Condensed Income Statement
                                                        For the Year Ended
                                                         December 31, 1994
                                                         -----------------
                                                       (in thousands, except
                                                         per share amounts)

                                             Paxar               Pro Forma
                                           Historical           Adjustments             Pro Forma
                                           ----------           -----------             ---------
 Sales                                     $166,612                                     $166,612

Cost of sales                               107,393                                      107,393
                                           --------                                     --------

   Gross profit                              59,219                                       59,219

 Selling, general and
    administrative expenses                  41,238                                       41,238
                                           --------                                     --------

    Operating income                         17,981                                       17,981

 Equity in undistributed
    earnings of Monarch                           -             (1,479) (a)               (1,479)

 Interest expense, net                          921                720  (b)                1,641
                                           --------                ----                 --------
    Income before taxes                      17,060                759                    17,819

 Taxes on income                              5,459                (10) (c)                5,449

   Net income                              $ 11,601            $   769                  $ 12,370
                                           --------            --------                 --------
 Weighted average shares
    outstanding
                                             17,550                                       17,550
                                           --------                                     --------
 Earnings per share                           $0.66                                        $0.70
                                              -----                                        -----

                               Paxar Corporation
                    Pro Forma Condensed Financial Statements
                                  (Unaudited)


The following pro forma income statement for the six months ended June 30, 1995, gives effect to the Company's 49.5% interest in Monarch Marking Systems, Inc. ("Monarch") as if the investment occurred at January 1, 1994 after giving effect to the pro forma adjustments described in the accompanying notes. The pro forma information is based upon respective historical Financial Statements of Paxar and Monarch and does not purport to be indicative of the results which would actually have resulted if the investment had been in effect on the date or for the period indicated or which may result in the future.

                                                  Pro Forma Condensed Income Statement
                                                        For the Six Months Ended
                                                               June 30, 1995
                                                               -------------
                                                         (in thousands, except
                                                           per share amounts)

                                              Paxar                   Pro Forma
                                            Historical               Adjustments          Pro Forma
                                            ----------               -----------          ---------
 Sales                                      $103,423                                      $103,423

 Cost of sales                                65,569                                        65,569
                                            ---------                                     ---------

    Gross profit                              37,854                                        37,854

 Selling, general and
    administrative expenses                   25,004                                        25,004
                                            ---------                                     ---------

    Operating income                          12,850                                        12,850

 Equity in undistributed
    earnings of Monarch                            -                 (803) (a)                (803)

 Interest expense, net                           751                  503  (b)               1,254
                                            ---------                ----                ---------

    Income before taxes                       12,099                  300                   12,399

 Taxes on income                               3,750                  (57) (c)               3,693
                                            ---------                ----                ---------

    Net income                               $  8,349             $   357                 $  8,706
                                            =========             ========               =========

 Weighted average shares
    outstanding
                                               17,859                                       17,859
                                              =======                                      =======

 Earnings per share                            $0.47                                         $0.49
                                              ======                                        ======

                               Paxar Corporation

Notes to Unaudited Pro Forma Consolidated Financial Statements:


On June 29, 1995, the Company invested $15.0 million in a new company, jointly formed by Paxar Corporation and Odyssey Partners L.P., which simultaneously acquired Monarch Marking Systems, Inc. and related companies ("Monarch") from Pitney Bowes, Inc. ("Pitney Bowes"). The Company's investment, which represents a 49.5% interest, will be accounted for using the equity method.
The accompanying pro forma condensed income statements for the six months ended June 30, 1995 and for the year ended December 31, 1994 assume the investment occurred at January 1, 1994. The Monarch net income used in these pro forma results is preliminary and subject to certain closing audit adjustments and the final purchase price allocation. No pro forma balance sheet is required because the Company's investment in Monarch is reflected in the Company's historical June 30, 1995 consolidated balance sheet.

The following are explanations of the adjustments reflected on the Pro Forma Condensed Income Statements.

(a) Reflects the pro forma adjustment to record the 49.5% interest in the pro forma net income of Monarch Marking Systems, Inc.

(b) Reflects the pro forma adjustment for estimated interest expense as a result of the debt incurred by the Company for its investment in Monarch Marking Systems, Inc.

(c) Reflects the pro forma adjustment to tax effect adjustments (a), including dividends received deductions, and (b) at the Company's statutory income tax rate.

                                EXHIBIT INDEX

                *2.1 Omnibus Purchase and Sale Agreement dated June 6, 1995 by and between Pitney Bowes Inc., Monarch Marking Systems, Inc., Pitney Bowes Marking Systems Ltd., Pitney Bowes International Holdings Inc., Pitney Bowes France S.A. and Monarch Acquisition Corp. Exhibits and Schedules to this Agreement have been omitted, but will be furnished supplementally by the Registrant to the Commission upon request.

               *10.1 Stockholders' Agreement dated June 29, 1995 among Monarch Acquisition Corp., Paxar Corporation and Odyssey Partners, L.P.

                23.1      Consent of Price Waterhouse LLP.





* Included as part of the initial filing of this Report.